COTY                                COTY
14 RUE DU QUATRE SEPTEMBRE
TEL: +33 (0) 1 58 71 72 00
FAX: +33 (0) 1 58 71 77 77

EMPLOYMENT CONTRACT
Between:

The COTY Company
14, Rue du Quatre Septembre – 75002 PARIS,
Represented by Ms. Josianne PAROLINI
And:
Mr. Thomas MUENCH
14 Allee Jules Verne
78170 LA CELLE SAINT CLOUD
Soc. Sec. No.: 1.66.02.99……………..

We hereby confirm the terms of your employment at our Company:

1)	JOB FUNCTION AND ASSIGNMENT
You will be performing your work duties on behalf of our Company at its establishment located at 14 rue du Quatre Septembre - Paris or any other establishment located in Paris or the Paris region, subject to the pre-employment medical examination, commencing on: February 1, 2008.

Your contract will be governed by our National Collective Bargaining Agreement for the Chemical Industries and our Company’s Internal Regulations as well as the special provisions listed below:

You will perform your work duties within the Coty Prestige division

•	FUNCTION: Commercial Finance Director

•	COEFFICIENT: 550

•	STATUS: Executive

2)	WORK HOURS

Since your job assignment involves a high degree of autonomy in organizing your schedule and due to your coefficient higher or equal to 400, the set package provided by our company agreement in relation to annual working days and the terms defined therein will be applicable.

The number of working days that you will be required to provide will be obtained after deducting paid vacation days, days off, bridge days (long weekends), public holidays from the number of working days throughout the year in question within the maximum limit of 218 days.

Your salary is fixed and is independent of the number of work hours actually worked. It remunerates you for performing the job assignment with which you have been entrusted, within the limit of the number of days worked set by our collective agreement.

This agreement implies that you will not be subject to the hourly time schedule (clocking in). However, you will need to complete a monthly statement accounting for the days worked or not. It is your responsibility to complete this document, to have it approved by your superiors and to return to the Human Resources Department at your place of work (a form will be sent to you).

1	[initials]

COTY SAS WITH SHARE CAPITAL OF € 22,905,465 SIRET: 394 710 552 00057 APE 731 Z FR. VAT 943 947 10552 REGISTERED OFFICE 14 RUE DU QUATRE SEPTEMBRE 75002 PARIS FRANCE

3) SALARY
As remuneration for your work duties, you will receive the following gross benefits:
■ A fixed flat monthly gross salary set at 11,500 Euros payable over 12 months excluding the expatriation bonus, your gross annual salary expatriation bonus included will be 150,000 Euros.
■ A variable part: you will participate in an Annual Performance Plan (APR) corresponding to 20%
of your gross annual salary, calculated according to the methods which will be sent and confirmed to you in a separate letter.
■ Your seniority will resume on October 19, 1992.

4)	HOLIDAY PAY - EMPLOYEE BENEFITS

You are entitled to 30 working days, or 25 actual days, with this right being applicable, in accordance with the law and Collective Bargaining Agreements, to the period going from June 1 of one year to May 31 of the following year. Regarding your remaining holidays of 12 days, they may be taken until May 31, 2008.

5)	TERM OF THE CONTRACT

This contract is being concluded for an indefinite period. Accordingly, each party shall have the option to terminate it at any time provided they meet the obligation to comply with the legal and contractual rules of procedures including notifying the other party of its intention in this regard by registered letter with acknowledgment of receipt with an advance notice of:

■ 3 months in case of resignation.
■ 3 months in case of dismissal.

6)	PROFESSIONAL FEES

Expenses you may incur for the fulfillment of your work duties and within our Company establishments will be borne by the latter under the conditions in force.

7)	COMPANY CAR

You will enjoy a company car for professional and personal use according to the Company’s policy in force. A benefit in kind will be applied to you calculated according to the applicable legislation on the subject.

8)	PROFESSIONAL OBLIGATIONS

You declare that you have read, from your workstation, on our HR intranet site, the procedures and regulations in force at our company including the internal regulations, the professional ethics charter and the agreement on the adjustment and reduction of work time. Where necessary, or if you would like more information, you may obtain copies of these documents from the Human Resources Department.

You agree to:

COTY SAS WITH SHARE CAPITAL OF € 22,905,465 SIRET: 394 710 552 00057 APE 731 Z FR. VAT 943 947 10552 REGISTERED OFFICE 14 RUE DU QUATRE SEPTEMBRE 75002 PARIS FRANCE

• Devote all of your professional work activities and attention to the Company; therefore, it is to be understood that you are prohibited from performing any other professional activity on your behalf or on behalf of third parties.
•Observe the internal regulations, the professional ethics charter, all of the directions and special work instructions which will be provided to you as well as give the utmost discretion in all matters concerning the Company’s business activities.

•Your work will be bound by professional secrecy and any disclosure of information that you may be required to process, will be sanctioned as serious misconduct. 1
[initials]

COTY SAS WITH SHARE CAPITAL OF € 22,905,465 SIRET: 394 710 552 00057 APE 731 Z FR. VAT 943 947 10552 REGISTERED OFFICE 14 RUE DU QUATRE SEPTEMBRE 75002 PARIS FRANCE

9)	GENERAL INFORMATION

This contract is supplemented by our “Transfer Agreement Letter” dated July 20, 2007.

Any additional amendments and provisions, in order to be valid, must be made to this contract in writing.

Kindly confirm your agreement to this contract by returning both pages wherein you will have previously indicated the date and written your signature preceded by the words “read and approved” on the last page, with the previous pages also being initialed by you.

Please accept, Sir, our most distinguished regards.

Done in Paris on January 18, 2008

[signature]	[signature]
Josianne PAROLINI
Human Resources Director

COTY SAS WITH SHARE CAPITAL OF € 22,905,465 SIRET: 394 710 552 00057 APE 731 Z FR. VAT 943 947 10552 REGISTERED OFFICE 14 RUE DU QUATRE SEPTEMBRE 75002 PARIS FRANCE